UNITED STATES

SECURITIES & EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Luby’s, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On January 10, 2008, Luby’s, Inc. released the following open letter to its shareholders:

January 10, 2008

AN OPEN LETTER TO LUBY’S SHAREHOLDERS

We felt it was important to communicate to you in response to the recommendations by Glass Lewis & Co. and RiskMetrics’ ISS Governance Services unit regarding the election of directors at the Company’s Annual Meeting of Shareholders on Tuesday, January 15, 2007.

These two advisory firms have failed to recognize that all of Luby’s directors who are up for re-election – Dr. Judith B. Craven, Arthur R. Emerson, Frank Markantonis and Gasper Mir, III – are experienced, qualified and have relevant and critical expertise in areas that are necessary to Luby’s future growth and success. Luby’s Board is independent, engaged, and committed to creating long-term value for all Luby’s shareholders. The independent directors have worked diligently to supervise the efforts of management in turning the Company around and developing its strategic growth plan.

We believe that Ramius’ nominees lack the necessary experience in the made-from-scratch, casual dining sector to contribute any useful new ideas to Luby’s. In particular, we believe that these advisory firms have failed to recognize that the restaurant experience of Ramius’ nominees features failed strategies and poor execution at a number of restaurants. We believe that Ramius’ nominees will add nothing to the Luby’s Board, and will act as Ramius’ agents to pursue its misguided plan to sell and leaseback the company’s owned real estate, thereby depleting Luby’s assets and disrupting future profitable growth.

While Ramius would like shareholders to believe otherwise, Chris and Harris Pappas – and all of the board and management – have delivered significant value to all Luby’s shareholders. When the Pappases joined Luby’s in 2001, making a substantial investment in the company, they initiated a turnaround process that saved what was then a struggling company. In the face of a challenging restaurant environment, Luby’s has returned to profitability and sales growth, eliminated more than $120 million of debt and outperformed its competitors. As a result, during the past five years, Luby’s shareholders have enjoyed a total return of nearly 150%, significantly outperforming the S&P 600 Restaurant Index, and the company is now poised for growth.

Despite Ramius’ claims, no proxy advisor has recommended that Luby’s shareholders support the full Ramius slate, while leading independent proxy voting and corporate governance advisory firm Egan-Jones Proxy Services has endorsed Luby’s four director slate in total. Egan-Jones recognized that Luby’s has the right Board to oversee the continued execution of Luby’s strategic growth plan, and recommended that Luby’s shareholders vote FOR all four Luby’s directors. William Hamilton, the research analyst for SMH Capital who covers Luby’s and is very familiar with the company and industry, says that, “Luby’s is also led by a very experienced management team that is implementing the right strategy to enhance shareholder value, in our opinion, and has the talent to execute” (12/12/07 SMH Research Report)*. We urge all shareholders to follow the Egan-Jones recommendation, reject the Ramius nominees, and vote for the Luby’s directors on the WHITE proxy card.

If you have any questions or need assistance voting your WHITE proxy card, please contact the Company’s investor relations department at (713) 329-6808 or investors@lubys.com, or MacKenzie Partners, Inc. which is assisting the Company in this matter, toll-free at (800) 322-2885.

*	Permission to use quotation neither sought nor obtained.

On behalf of your Board of Directors,

Sincerely,

Gasper Mir, III	Christopher J. Pappas
Chairman of the Board	President and Chief Executive Officer

Additional Information

In connection with the solicitation of proxies, Luby’s has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on November 29, 2007 (the “Proxy Statement”). The Proxy Statement contains important information about Luby’s and the 2008 Annual Meeting of Shareholders. Luby’s shareholders are urged to read the Proxy Statement carefully.

On November 29, 2007, Luby’s began the process of mailing the Proxy Statement, together with a WHITE proxy card. Shareholders may obtain additional free copies of the Proxy Statement and other documents filed with the SEC by Luby’s through the website maintained by the SEC at www.sec.gov. The Proxy Statement and other relevant documents also may be obtained free of charge from Luby’s by contacting Investor Relations in writing at Luby’s, Inc., 13111 Northwest Freeway, Suite 600, Houston, Texas 77040; or by phone at 713-329-6808; or by email at investors@lubys.com. The Proxy Statement is also available on Luby’s website at www.lubys.com/06aboutusFilings.asp. The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Statement. In addition, copies of the Proxy Statement may be requested by contacting the Company’s proxy solicitor, MacKenzie Partners, Inc., by phone toll-free at 1-800-322-2885.

Luby’s and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the 2008 Annual Meeting of Shareholders. You can find information about Luby’s directors and executive officers in the Proxy Statement.

Forward-Looking Statements

This document contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this document, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including any statements regarding plans for expansion of the Company’s business, the implementation of the Company’s strategic growth plan, the effect of alternative business plans and expectations concerning unit sales and investor returns. Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such statements. Some of the factors that could cause actual future results to differ materially are described under the caption “Risk Factors” in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q, which may be obtained free of charge at the SEC’s website at www.sec.gov or from Luby’s at www.lubys.com.